Calculation of Filing Fee Tables
F-3
Largo Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares	457(a)	9,836,066	$ 0.95	$ 9,344,262.70	0.0001381	$ 1,290.44
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 9,344,262.70		$ 1,290.44
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,290.44
Offering Note
[1]	In accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), Largo Inc. (the "Registrant") is registering an indeterminate number of additional common shares of the Registrant that may be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions. All 9,836,066 common shares of the Registrant are to be offered for resale by the selling shareholder named in the prospectus contained in this Registration Statement on Form F-3 (the "Registration Statement"). The amount registered consists of 4,918,033 common shares of the Registrant (referred to as Backstop Shares in the Registration Statement) and 4,918,033 common shares of the Registrant underlying Backstop Warrants (as defined in the Registration Statement). Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the U.S. Securities Act, based upon the average of the high ($0.98) and low ($0.92) prices of the common shares of the Registrant as reported on the Nasdaq Capital Market on December 30, 2025, which is a date within five (5) business days prior to the filing date of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A